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                                                                  EXHIBIT 1.1

                         3,000,000 PREFERRED SECURITIES
                         ENRON CAPITAL RESOURCES, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                  9% CUMULATIVE PREFERRED SECURITIES, SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                                 GUARANTEED BY
                                  ENRON CORP.
                            (A DELAWARE CORPORATION)

                               PURCHASE AGREEMENT

                                                                   July 27, 1994
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,
RAUSCHER PIERCE REFSNES, INC.,
SMITH BARNEY INC.,
  As representatives of the several Underwriters, c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Merrill Lynch World Headquarters,
World Financial Center,
North Tower,
New York, New York 10281-1209.

Dear Sirs:

    Enron Capital Resources, L.P. (the "Company"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), and Enron Corp., a Delaware corporation, as guarantor and provider of certain backup undertakings (the "Guarantor" or "Enron"), confirm their agreement with each of the Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), PaineWebber Incorporated, Prudential Securities Incorporated, Rauscher Pierce Refsnes, Inc. and Smith Barney Inc. are acting as representatives (in such capacity, such firms shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 3,000,000 shares (the "Preferred Securities") of 9% Cumulative Preferred Securities, Series A (liquidation preference $25 per Preferred Security) of the Company guaranteed (the "Guarantee") by the Guarantor as to the payment of dividends and as to payments on liquidation or redemption and entitled to the benefits of certain backup undertakings described in the Final Supplemented Prospectus (as defined in Section 1(a) hereof) (the "Undertakings") provided by the Guarantor (the Undertakings together with the Guarantee being referred to collectively as the "Backup Undertakings") (the Preferred Securities and the related Backup Undertakings being referred to collectively as the "Securities").

    Prior to the purchase and public offering of the Preferred Securities by the Underwriters, the Company, the Guarantor and the Representatives, acting on behalf of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Guarantor, on the one hand, and the Representatives, on the other, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as
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supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

    SECTION 1. Representations and Warranties. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

            (a) A registration statement on Form S-3 (File No. 33-53877) and Amendment No. 1 thereto in respect of Debt Securities, Depositary Shares, Second Preferred Stock, par value $1.00, Common Stock, par value $.10 per share, Warrants to Purchase Common Stock and Warrants to Purchase Debt Securities of the Guarantor and the Securities (collectively, the "Registered Securities") have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and delivered to the Representatives; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission other than the Preliminary Supplemented Prospectus (as hereinafter defined); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement at the time it became effective being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include without limitation any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; the Prospectus as supplemented on July 19, 1994 in preliminary form in relation to the Securities, in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing, being hereinafter called the "Preliminary Supplemented Prospectus"; and the Prospectus as amended or supplemented in final form in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) hereof, including any documents incorporated by reference therein as of the date of such filing, being hereinafter called the "Final Supplemented Prospectus";

            (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement to such documents, when such documents become effective or are





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    filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use in the Preliminary Supplemented Prospectus or the Final
    Supplemented Prospectus;

            (c) The Registration Statement, the Prospectus and, to the extent not used to confirm sales of Securities, the Preliminary Supplemented Prospectus conform, and the Final Supplemented Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective date as to the Registration Statement and any amendment thereto, (ii) as of the filing date and to the extent not used to confirm sales of Securities as to the Preliminary Supplemented Prospectus, and (iii) as of the applicable filing date as to the Final Supplemented Prospectus and any Prospectus as further amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein;

            (d) The Company has no subsidiaries. Neither the Company, the Guarantor nor any of the Guarantor's subsidiaries listed on Schedule I hereto ("Material Subsidiaries") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the partners' interests or long-term debt of the Company or in the capital stock (other than changes in common stock resulting from employee benefit plan or dividend reinvestment plan transactions, purchases pursuant to the Guarantor's stock repurchase program, conversions of outstanding convertible securities and other changes occurring in the ordinary course of business, as disclosed to the Representatives in writing) or combined short-term and long-term debt (except as incurred in the ordinary course of business, as disclosed to the Representatives in writing) of the Guarantor and its subsidiaries considered as one enterprise or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus;

            (e) The Company has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Act, with power and authority (partnership and other) to own its properties and conduct its business as described in the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

            (f) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and all material other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require





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    such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and all material other) to own its properties and conduct its business as described in the Preliminary Supplemented Prospectus and Final Supplemented Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (other than contractual covenants restricting the disposition thereof), except for (A) Enron Oil & Gas Company, 80% of which capital stock is owned by the Guarantor, (B) Citrus Corp., 50% of which capital stock is indirectly owned by the Guarantor, and
    (C) Florida Gas Transmission Company, 100% of which capital stock is owned by Citrus Corp.;

            (g) Each of the Company and the Guarantor had, as of the date indicated in the Final Supplemented Prospectus, an authorized capitalization as set forth in the Final Supplemented Prospectus; since such date there has been no change in the capitalization of the Company and no change in the consolidated capitalization of the Guarantor and its subsidiaries (other than changes in outstanding common stock resulting from employee benefit plan or divident reinvestment plan transactions, purchases pursuant to the Guarantor's stock repurchase program, conversions of outstanding convertible securities and other changes in capital stock occuring in the ordinary course of business, as disclosed to the Representatives in writing, and changes in combined short-term and long-term debt incurred in the ordinary course of business, as disclosed to the Representatives in writing); all of the partners' interests in the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by matters described under the caption "Enron Capital Resources, L.P. -- The Partnership Agreement -- Limited Liability" in the Prospectus) and conform to the descriptions thereof contained in the Final Supplemented Prospectus; and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Final Supplemented Prospectus;

            (h) Upon execution and delivery of the Partnership Agreement (as defined below), the Preferred Securities will have been duly and validly authorized by the Company, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid limited partnership interests in the Company not subject to assessment by the Company for additional capital contributions (except as described under the caption "Enron Capital Resources, L.P. -- The Partnership Agreement -- Limited Liability" in the Prospectus) and entitled to the benefits of the Partnership Agreement (as defined below) and will conform to the descriptions thereof contained in the Final Supplemented Prospectus;

            (i) The Guarantee, the loan agreement, dated as of August 3, 1994 (the "Loan Agreement"), between the Company and the Guarantor relating to the loans to the Guarantor by the Company of the proceeds of the Guarantor's capital contribution in respect of its general partnership interest in the Company and of the issuance of the Preferred Securities and the Amended and Restated Agreement of Limited Partnership, dated as of August 3, 1994 (the "Partnership Agreement"), among the Guarantor, as general partner, and the holders from time to time of the Preferred Securities, as limited partners, the Guarantee, Loan Agreement and Partnership Agreement being collectively referred to as "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, to the extent relevant, by the Company, will constitute legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Guarantor Agreements will conform to the





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    descriptions thereof in the Final Supplemented Prospectus; and the
    Guarantor Agreements will be the only instruments comprising the Backup Undertakings relating to the Preferred Securities;

            (j) The sole general partner interest and all limited partner interests (other than the Preferred Securities) in the Company are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims; each of the limited partners of the Company has been duly admitted as a limited partner of the Company; the Company is not a party to or otherwise bound by any agreement other than those described in the Final Supplemented Prospectus;

            (k) The issue and sale of the Preferred Securities by the Company, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Loan Agreement and the Partnership Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Limited Partnership, the Partnership Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Preferred Securities and the distribution of the Securities by the Underwriters;

            (l) The issue and sale of the Preferred Securities by the Company, the compliance by the Company and the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, the performance by the Guarantor of the other Backup Undertakings and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which it is bound or to which any of its property or assets is subject or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the Guarantor's subsidiaries is a party or by which any of its subsidiaries is bound or to which any of the property or assets of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Guarantor or the charter or by-laws of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Backup Undertakings or the consummation by the Guarantor of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and distribution of the Securities by the Underwriters;

            (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor's subsidiaries is a party or of which any property of the Company, the Guarantor or any of the Guarantor's subsidiaries is the subject which would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or of the Guarantor and its subsidiaries considered as one enterprise, or which would materially and adversely affect the properties or assets thereof or which would materially and adversely affect the consummation of this Agreement; and, to the





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    best of the Company's or the Guarantor's knowledge, as the case may be, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (n) Arthur Andersen & Co., who have certified certain financial statements of the Guarantor and its subsidiaries, are independent public accountants with respect to the Guarantor as required by the Act and the rules and regulations of the Commission thereunder; and

            (o) There are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Act with respect to any partner interests in the Company or any preferred stock or guarantees thereof of the Guarantor owned or to be owned by such person or to require the Company or the Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Guarantor under the Act.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to each Underwriter as to the matters covered thereby.

    SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of shares of Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of shares of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The purchase price per share to be paid by the Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price, as determined by agreement between the Representatives and the Company. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be loaned by the Company to the Guarantor, the Guarantor hereby agrees to pay at the Closing Time (as defined in subsection (b) hereof) to the Representatives, for the accounts of the several Underwriters, an amount per share determined by agreement between the Representatives and the Guarantor, provided, however, that such compensation will be a different amount per share determined by agreement between the Representatives and the Guarantor for Preferred Securities in excess of an agreed number sold to any single purchaser and to be delivered by the Company hereunder at the Closing Time. The Underwriters shall inform the Guarantor in writing, the business day prior to the Closing Time, of the number of Preferred Securities in excess of such agreed number so sold to single purchasers. The purchase price and such compensation amounts, when so determined, shall be set forth in the Pricing Agreement. In the event that such price and such compensation amounts have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party unless otherwise agreed to by the Company and the Representatives. The Guarantor agrees to issue the Backup Undertakings concurrently with the issue and sale of Preferred Securities as contemplated herein. The Guarantor hereby guarantees the timely performance by the Company of its obligations under this
Section 2.

    (b) Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the office of the Guarantor, 1400 Smith Street, Houston, Texas, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:30 A.M., Houston time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks drawn in, or wire transfer in, New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be





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purchased by them.  Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch and the other firms acting as Representatives, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Preferred Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M., New York time, on the last business day prior to Closing Time.

    At Closing Time, the Guarantor will pay, or cause to be paid, the compensation payable at Closing Time to the Underwriters under Section 2(a) by certified or official bank check or checks drawn in, or wire transfer in, New York Clearing House (next day) funds.

    SECTION 3. Covenants of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally agrees with each Underwriter as follows:

            (a) To prepare the Final Supplemented Prospectus in a form approved by the Representatives and to file the Final Supplemented Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Final Supplemented Prospectus prior to Closing Time which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after Closing Time and furnish the Representatives with copies thereof; in the case of the Guarantor, to file promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or Final Supplemented Prospectus or any amended Prospectus or Final Supplemented Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; provided that nothing herein shall require the Guarantor to furnish copies of any post-effective amendment to the Registration Statement or supplement to the Prospectus or any other information that, in any such case, is unrelated to the offering and sale of the Securities;

            (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Underwriters with copies of the Final Supplemented Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of this Agreement





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    in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon request of the Representatives to file such document (other than Reports on Form 10-Q or 10-K of the Guarantor, which shall be timely filed and may be filed without prior notice to the Representatives) and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with the distribution of any of the Securities at any time nine months or more after the date of this Agreement, upon request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a) (3) of the Act;

            (d) In the case of the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Guarantor Rule 158);

            (e) During the period beginning from the date hereof and continuing to and including the earlier of (i) the date, after Closing Time, on which the distribution of the Securities ceases, as determined by the Underwriters, or (ii) the date which is 90 days after Closing Time, not to offer, sell, contract to sell or otherwise dispose of any Securities, any preferred stock or any other securities (including any backup undertakings) of the Company or the Guarantor which are substantially similar to the Preferred Securities or related Backup Undertakings, or any securities convertible into or exchangeable for Preferred Securities, related Backup Undertakings, preferred stock or such substantially similar securities of either the Company or the Guarantor without the prior written consent of the Merrill Lynch;

            (f) To furnish to the holders of Preferred Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Guarantor and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Guarantor and its subsidiaries for such quarter in reasonable detail;

            (g) During a period of five years from the date of this Agreement to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of common stock of the Guarantor, and deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or the Guarantor are listed; and (ii) such additional information concerning the business and financial condition of the Guarantor as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

            (h) To use its best efforts to list, subject to notice of issuance, the Preferred Securities on the New York Stock Exchange.

    SECTION 4. Payment of Expenses. The Company and the Guarantor jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the Pricing Agreement and the Underwriters' Questionnaire, if any, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(b), including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky and Legal Investment Memoranda, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky and Legal Investment Memoranda, (viii) the fee of the National Association of Securities Dealers, Inc. and (ix) the listing fees of the New York Stock Exchange. It is understood, however, that except as provided in this Section 4 and in Sections 6, 7 and 9, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel (other than those referred to in (v) of the previous sentence), stock transfer taxes on resale of any of the Preferred Securities by them and any advertising expenses connected with any offers they may make.

    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company and the Guarantor, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fee and disbursements of counsel for the Underwriters.

    SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor herein contained, to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions:

            (a) The Final Supplemented Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

            (b)      At Closing Time, the Representatives shall have received:

                          1. The favorable opinion, dated as of Closing Time, of James V. Derrick, Jr., Esq., Senior Vice President and General Counsel of the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters, covering the following matters:

                                (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Supplemented Prospectus;

                               (ii)   The Guarantor has authorized capital
                          stock as set forth in the Final Supplemented
                          Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus; and the sole general partnership interest and all limited partnership interests (other than the Preferred Securities) in the Company are owned directly or indirectly by the Guarantor, and, except as disclosed in the Final Supplemented Prospectus, are so owned free of all liens and, to the knowledge of such counsel, encumbrances, equities or claims (other than contractual covenants restricting the disposition thereof);

                              (iii) The Company has been duly formed and is validly existing as a limited partnership and in good standing under the Delaware Act; all filings required under the Delaware Act with respect to the formation and valid existence of the Company as a limited partnership have been made; and the Company has all necessary partnership power and authority to own its properties and conduct its business as described in the Final Supplemented Prospectus;

                               (iv) The Company's authorized capitalization, as set forth in the Final Supplemented Prospectus, consists of the sole general partnership interest owned by the Guarantor and the Preferred Securities; the general partnership interest in the Company conforms to the description thereof contained in the Final Supplemented Prospectus; no Preferred Securities have been previously issued;

                                (v) The Preferred Securities have been duly and validly authorized and issued and are fully paid and nonassessable (except as such nonassessability may be affected by matters described under the caption "Enron Capital Resources, L.P. -- The Partnership Agreement -- Limited Liability" in the Prospectus) limited partnership interests in the Company, as to which the holders of Preferred Securities, as limited partners of the Company, will (except as may be affected by matters described under the caption "Enron Capital Resources, L.P. -- the Partnership Agreement -- Limited Liability" in the Prospectus) have no liability in excess of their obligations to make payments provided for in the Partnership Agreement and their share of the Company's assets and undistributed profits; and the Preferred Securities conform to the description thereof contained in the Final Supplemented Prospectus;

                               (vi)   The provisions of the Partnership
                          Agreement are valid and will be given effect in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                              (vii)   The Company has no subsidiaries;

                             (viii)   The Loan Agreement has been duly
                          authorized, executed and delivered by the Company; the Guarantor Agreements have been duly authorized, executed and delivered by the Guarantor, and the Guarantor Agreements constitute legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Guarantor Agreements conform to the descriptions thereof in the Final Supplemented Prospectus; and the Guarantor Agreements are the only instruments comprising the Backup Undertakings relating to the Preferred Securities;

                               (ix) Each of the Company and the Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other United States jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause (ix) in respect of matters of fact upon certificates of public officials);

                                (x)   Each Material Subsidiary has been duly
                          incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no liability or disability by reason of failure to be so qualified in any such jurisdiction that would be material to the Guarantor and its subsidiaries taken as a whole; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) to the best of such counsel's knowledge are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (other than contractual covenants restricting the disposition thereof), except for (A) Enron Oil & Gas Company, 80% of which capital stock is owned by the Guarantor, (B) Citrus Corp., 50% of which capital stock is owned indirectly by the Guarantor and (C) Florida Gas Transmission Company, 100% of which capital stock is owned by Citrus Corp. (such counsel being entitled to rely in respect of the opinion in this clause upon, in respect of matters of fact, certificates of officers of the Guarantor or its subsidiaries, provided that such counsel shall state that he believes that he is justified in so relying upon such certificates, or certificates of public officials);

                               (xi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor's subsidiaries is a party or of which any property of the Company, the Guarantor or any of the Guarantor's subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or any of the Guarantor's subsidiaries, as the case may be, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company or the Guarantor and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                              (xii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by each of the Company and the Guarantor;

                             (xiii) The issue and sale by the Company of the Preferred Securities, the compliance by the Company and the Guarantor with all of the provisions of this Agreement and the Pricing Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor, the Company or any of the Guarantor's subsidiaries is a party or by which the Guarantor, the Company or any of the Guarantor's subsidiaries is bound or to which any of the property or assets of the Guarantor, the Company or any of the Guarantor's subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Guarantor, the Certificate of Limited Partnership of the Company, the Partnership Agreement, any U.S. Federal or Texas statute, the Delaware General Corporation Law, the Delaware Act or, to the knowledge of such counsel, any other statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or any of the Guarantor's subsidiaries or any of their properties;

                              (xiv)   No consent, approval, authorization,
                          order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Preferred Securities, the issuance and performance of the Backup Undertakings (including the execution, delivery and performance of the Guarantor Agreements), or the consummation by the Company and the Guarantor of the transactions contemplated herein and therein, except the registration under the Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Preferred Securities and distribution of the Securities by the Underwriters; and

                               (xv) The documents incorporated by reference in the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus (other than the financial statements and related schedules and reports of experts pertaining to natural resource reserves therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                                   In rendering the opinion expressed in
                          paragraphs (viii) and (xii) hereof, such counsel may rely, as to all matters of New York law, upon the opinion of Sullivan & Cromwell, dated the Closing Time and delivered pursuant to subsection (b)(3) hereof.

                          2. The favorable opinion, dated as of Closing Time, of Vinson & Elkins, L.L.P., counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters covering the following matters:

                                (i)   The Registration Statement, the
                          Preliminary Supplemented Prospectus (to the extent not used to confirm sales of Securities), the Final Supplemented Prospectus and any further amendments and supplements thereto made by the Company or the Guarantor prior to Closing Time (other than the financial statements and related schedules and reports of experts pertaining to natural resource reserves therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; nothing has come to the attention of such counsel that has caused such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company or the Guarantor prior to Closing Time (other than the financial statements and related schedules and reports of experts pertaining to natural resource reserves therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of their respective dates, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to Closing Time

                          (other than the financial statements and related schedules and reports of experts pertaining to natural resource reserves therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of Closing Time, either the Registration Statement or the Final Supplemented Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to Closing Time (other than the financial statements and related schedules and reports of experts pertaining to natural resource reserves therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus or required to be described in the Registration Statement or the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus which are not filed or incorporated by reference or described as required; and

                               (ii) Such counsel confirms its opinion as set forth under "Taxation" in the Final Supplemented Prospectus;

                          3. The favorable opinion, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Underwriters, with respect to the incorporation of the Guarantor, the organization of the Company; the validity of the Preferred Securities and the related Backup Undertakings, the Registration Statement and the Final Supplemented Prospectus; and other related matters as the Representatives may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, any material adverse change in the condition, financial or otherwise, of the Company or of the Guarantor and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company or of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, the President or any Executive or Senior Vice President of the Guarantor and of the chief financial or chief accounting officer of the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company's best knowledge, threatened by the Commission.

            (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen & Co. a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Schedule B hereto.

            (e) At Closing Time, the Representatives shall have received from Arthur Andersen & Co. a letter, dated as of Closing Time, to the effect that, except as otherwise set forth in said letter, they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

            (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Preferred Securities or any of the Guarantor's debt securities or preferred stock (including the Guarantee or any other Backup Undertakings in respect of the Preferred Securities) by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Guarantor's debt securities or preferred stock (including the Guarantee or any other Backup Undertakings in respect of the Preferred Securities);

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that the provisions of Sections 6 and 7 shall survive termination.

    SECTION 6. Indemnification. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or any other prospectus relating to the Securities (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

       (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or to the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus, the Preliminary Supplemented Prospectus, the Final

Supplemented Prospectus or any other prospectus relating to the Securities (or any amendment or supplement thereto); and provided, further, that neither the Company nor the Guarantor shall be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to the Preliminary Supplemented Prospectus to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact such Underwriter sold Preferred Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Supplemented Prospectus (excluding documents incorporated by reference) or of the Prospectus as then further amended or supplemented relating to the Securities (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company and the Guarantor have previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Supplemented Prospectus which was corrected in the Final Supplemented Prospectus or in the Prospectus as then further amended or supplemented relating to the Securities (excluding documents incorporated by reference).

    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to the untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or any other prospectus relating to the Securities (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or to the Guarantor by such underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or any other Prospectus relating to the Securities (or any amendment or supplement thereto).

    (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

    SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantor, on the one hand, and one or more of the Underwriters, on the other hand, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by the Guarantor appearing on the cover page of the Final Supplemented Prospectus bears to the initial public offering price appearing thereon and the Company and the Guarantor are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and the general partner of the Company, each director of the Guarantor, each officer of the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company and the Guarantor.

    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of the Securities to the Underwriters.

    SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company and the Guarantor, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of any existing hostilities or calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

    (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 and except that the provisions of Sections 6 and 7 shall survive termination.

    SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) If the number of Defaulted Securities does not exceed 10% of the total number of Preferred Securities, the non- defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the total number of Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Supplemented Prospectus or in any other documents or arrangements.

    SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1201, attention of Jerry R. Hilligoss, Managing Director, Fax No. (212) 449-8636; notices to the Company or the Guarantor shall be directed to it c/o the Guarantor, 1400 Smith Street, Houston, Texas 77002, attention of Secretary, Fax No. (713) 853-2534.

    SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement among the Underwriters, the Company and the Guarantor in accordance with its terms.


                                        Very truly yours,

                                        ENRON CAPITAL RESOURCES, L.P.

                                        By Enron Corp., as general partner


                                        By________________________________
                                           Name:
                                           Title:


                                        ENRON CORP.


                                        By_______________________________
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,
RAUSCHER PIERCE REFSNES, INC.,
SMITH BARNEY INC.,

  as Representatives of the several Underwriters

By Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

By_____________________________
  Title:
  Investment Banking Group

                                   SCHEDULE I

                         LIST OF MATERIAL SUBSIDIARIES

Citrus Corp.
Enron Gas Processing Company
Enron Gas Services Corp.
Enron International Inc.
Enron Oil & Gas Company
Enron Power Corp.
Florida Gas Transmission Company
Houston Pipe Line Company
Northern Natural Gas Company
Transwestern Pipeline Company

                                   SCHEDULE A


                                                                       Number of
  Name of Underwriter                                                     Shares
  -------------------                                                     ------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated                                                     472,000
PaineWebber Incorporated                                                 472,000
Prudential Securities Incorporated                                       472,000
Rauscher Pierce Refsnes, Inc.                                            472,000
Smith Barney Inc.                                                        472,000
Robert W. Baird & Co. Incorporated                                        30,000
Bear, Stearns & Co., Inc.                                                 30,000
Credit Lyonnais Securities (USA) Inc.                                     30,000
Dillon, Read & Co., Inc.                                                  30,000
Donaldson, Lufkin & Jenrette Securities
        Corporation                                                       30,000
A.G. Edwards & Sons, Inc.                                                 30,000
Howard, Weil, Labouisse, Friedrichs Incorporated                          30,000
Kidder, Peabody & Co. Incorporated                                        30,000
Oppenheimer & Co., Inc.                                                   30,000
Piper Jaffray Inc.                                                        30,000
Raymond James & Associates, Inc.                                          30,000
Wertheim Schroder & Co. Incorporated                                      30,000
Advest, Inc.                                                              10,000
Apex Securities Inc.                                                      10,000
J.C. Bradford & Co.                                                       10,000
JW Charles Securities, Inc.                                               10,000
Cowen & Company                                                           10,000
Dain Bosworth Incorporated                                                10,000
Doft & Co., Inc.                                                          10,000
Fahnestock & Co., Inc.                                                    10,000
First Albany Corporation                                                  10,000
First of Michigan Corporation                                             10,000
Furman Seiz Incorporated                                                  10,000
Gruntal & Co., Incorporated                                               10,000
Interstate/Johnson Lane Corporation                                       10,000
Janney Montgomery Scott Inc.                                              10,000
Josephthal Lyon & Ross Incorporated                                       10,000
Legg Mason Wood Walker, Incorporated                                      10,000
McDonald & Company Securities, Inc.                                       10,000
Morgan Keegan & Company, Inc.                                             10,000
The Ohio Company                                                          10,000
The Robinson-Humphrey Company, Inc.                                       10,000
Rodman & Renshaw, Inc.                                                    10,000
Roney & Co.                                                               10,000
Stifel, Nicolaus & Company, Incorporated                                  10,000
Sutro & Co. Incorporated                                                  10,000
Tucker Anthony Incorporated                                               10,000
US Clearing Corp.                                                         10,000
Utendahl Capital Partners, L.P.                                           10,000
Wheat, First Securities, Inc.                                             10,000
                                                                       ---------
                Total                                                  3,000,000

                                                                      SCHEDULE B


                         (Form of letter of accountants
                   to be delivered pursuant to Section 5(d))


         Pursuant to Section 5(d) of the Purchase Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Guarantor's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor's Annual Reports on Form 10-K for such fiscal years;

(iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the unaudited condensed consolidated statements
                 of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheet and consolidated statements of cash flows included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

                          (B) any other unaudited income statement data and
                 balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

                          (C) the unaudited financial statements which were not
                 included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause
                 (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

                          (D) any unaudited pro forma consolidated condensed
                 financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (E) as of a specified date not more than five days
                 prior to the date of such letter, there has been any change in capital stock, or any increase in combined short-term and long-term debt of the Guarantor or any decrease in consolidated net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (F) for the period from the date of the latest
                 financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases as compared to the corresponding period in the preceding year in consolidated income before extraordinary items, net income or earnings per share of common stock, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

         For purposes of this letter, all references in this Schedule B to the Prospectus shall be deemed to refer to the Final Supplemented Prospectus in the form in which it is proposed to be filed but otherwise as defined in the Purchase Agreement (including all documents incorporated by reference therein) as of the date of the letter delivered on the date of the Purchase Agreement and to the Final Supplemented Prospectus as defined in the Purchase Agreement (including all documents incorporated by reference therein), or, if the Prospectus has at such time been further amended or supplemented, to the Prospectus as so further amended or supplemented, as of the date of the letter delivered at Closing Time.

                                                                       EXHIBIT A

                         3,000,000 PREFERRED SECURITIES
                         ENRON CAPITAL RESOURCES, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                      9% CUMULATIVE PREFERRED SECURITIES,
                        SERIES A (LIQUIDATION PREFERENCE
                   $25 PER PREFERRED SECURITY) GUARANTEED BY
                                  ENRON CORP.
                            (A DELAWARE CORPORATION)

                               PRICING AGREEMENT

                                                                   July 27, 1994
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,
RAUSCHER PIERCE REFSNES, INC.,
SMITH BARNEY INC.,
  As representatives of the several Underwriters, c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Merrill Lynch World Headquarters,
World Financial Center,
North Tower,
New York, New York 10281-1209.

Dear Sirs:

         Reference is made to the Purchase Agreement dated July 27, 1994 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto of the above shares of 9% Cumulative Preferred Securities, Series A (the Preferred Securities) of Enron Capital Resources, L.P. (the "Company").

         Pursuant to Section 2 of the Purchase Agreement, the Company and the Guarantor agree with the Underwriters as follows:

                 1. The initial public offering price per share of the Preferred Securities shall be $25.00.

                 2. The purchase price per share for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

                 3. The compensation per share of Preferred Securities to be paid by the Guarantor to the several Underwriters in respect of their commitments hereunder shall be $.7875, provided that such compensation per share for sales of 10,000 or more shares of Preferred Securities to any single purchaser will be $.50.

         This agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and us in accordance with its terms.




                                        Very truly yours,

                                        ENRON CAPITAL RESOURCES, L.P.

                                        By Enron Corp., as general partner


                                        By________________________________
                                           Name:
                                           Title:


                                        ENRON CORP.


                                        By_______________________________
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,
RAUSCHER PIERCE REFSNES, INC.,
SMITH BARNEY INC.,

  as Representatives of the several Underwriters

By Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

By_____________________________
  Title:
  Investment Banking Group